Exhibit 99.2

                           SECOND AMENDED AND RESTATED

             CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT

      This Second Amended and Restated Catastrophe Equity Securities Issuance Option Agreement (this "Agreement") is entered into as of September 6, 2002 between Trenwick Group Ltd., a Bermuda company ("Trenwick"), on the one hand, and European Reinsurance Company of Zurich, a corporation organized under the laws of Switzerland (the "Option Writer"), on the other hand.

                                    RECITALS

      WHEREAS, LaSalle Re Holdings Limited, a Bermuda Company ("Company") and Option Writer were parties to a Catastrophe Equity Securities Issuance Option Agreement dated July 1, 1999 (the "Prior Agreement") along with Allianz Risk Transfer, a corporation organized under the laws of Switzerland ("Allianz");

      WHEREAS, the Prior Agreement obligated Option Writer to purchase up to $55,000,000 of Company securities and Allianz to purchase up to $45,000,000 of Company securities on the occurrence of certain specified events;

      WHEREAS, pursuant to a definitive Agreement, Scheme of Arrangement, Plan of Merger and Plan of Reorganization, dated as of December 19, 1999, amended and restated as of March 20, 2000 and amended as of June 28, 2000, Trenwick and the Company engaged in a series of transactions whereby Trenwick became the parent company of the Company (the "Business Combination") on September 27, 2000;

      WHEREAS, the parties amended and restated the Prior Agreement as reflected in the Amended and Restated Catastrophe Equity Securities Issuance Option Agreement dated as of January 1, 2001 (as amended by Amendment No. 1 dated as of January 25, 2002, the "First Amended Agreement") in order to (i) reflect the changes in corporate structure of the Company and Trenwick as a result of the Business Combination, (ii) provide for the issuance by Trenwick of Preferred Shares (as defined below), (iii) terminate the role of Allianz as a party to the Prior Agreement, (iv) restate the commitment of Option Writer to purchase up to such number of Preferred Shares having an aggregate Preferred Share Purchase Price of $55,000,000, and (v) reflect such other terms, provisions, revisions and amendments to the Prior Agreement as the parties deem necessary or appropriate to effect the foregoing; and

      WHEREAS, Trenwick and Option Writer desire to further amend and restate their agreement to memorialize their agreement with respect to the Securities Issuance Option (as defined below) on the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Trenwick and Option Writer agree as follows:

                                    AGREEMENT

      1. Definitions. Capitalized terms used in this Agreement shall have the respective meanings ascribed to them below.

      "A.M. Best Rating" means a rating of financial condition and performance, as published from time to time, by A.M. Best Company.

      "Affiliate" of, or Person "affiliated" with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled, by, or is under common control with, such specified Person.

      "Business Combination" has the meaning ascribed to such term in the Recitals of this Agreement.

      "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in any of Hamilton, Bermuda; Zurich, Switzerland; or London, England, are not required to be open.

      "Certificate of Designation" means the Certificate of Designation, Preferences and Rights of Series B Cumulative Perpetual Preferred Shares of Trenwick, in the form attached as Exhibit A.

      "Change of Control" means the earliest to occur of (a) the date that a Person or group of affiliated Persons (an "Acquiring Person") acquires, or obtains the right to acquire, legal or beneficial ownership of fifty percent (50%) or more of the voting power of the issued and outstanding shares of Trenwick, (b) the date an Acquiring Person acquires fifty percent (50%) or more of the assets of Trenwick, or (c) the date of any amalgamation, consolidation or merger of Trenwick with any Acquiring Person. For purposes hereof, the term "Acquiring Person" shall not include (i) Trenwick, any of the Trenwick Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by Trenwick, or any of its Subsidiaries, or (ii) any other person where fifty percent (50%) or more of the combined voting power of such Person's issued and outstanding shares or capital stock is beneficially owned, directly or indirectly, by the Persons who were the holders of the voting shares of Trenwick immediately prior to such acquisition, amalgamation, consolidation or merger (as the case may be).

      "Company" means LaSalle Re Holdings Limited, a Bermuda company.

      "Company Subsidiaries" means any or all of LaSalle Re Limited, an insurance company formed under the laws of Bermuda, LaSalle Re Corporate Capital Ltd., a


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

company formed under the laws of Bermuda, and such other direct or indirect Subsidiaries of Company as may be agreed in writing between Company and Option Writer.

      "Effective Date" means January 1, 2001.

      "Event" means any one or a series of "loss occurrence(s)"as defined in any reinsurance agreement under which any Company Subsidiary incurs an Ultimate Loss.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

      "Exercise Date" means the date of purchase and sale of Preferred Shares pursuant to an exercise of the Securities Issuance Option which date shall be specified in the Notice of Exercise and shall be the later of (a) seven (7) calendar days (or thirty (30) calendar days if the delivery of a Notice of Exercise does not occur until after March 31, 2002) following the delivery of the Notice of Exercise or (b) ten (10) calendar days following receipt of all regulatory approvals applicable to Trenwick and Option Writer in connection with such purchase and sale of Preferred Shares (including without limitation any necessary approvals by the Bermuda Monetary Authority or Registrar of Companies), provided that the Exercise Date shall not be later than the one hundred eightieth (180th) day after delivery of the Notice of Exercise, or such later date, if any, as may be determined by alternative dispute resolution under
Article 8 of this Agreement, which date shall be ten (10) days after the rendering of a final decision under Article 8.

      "Exercise Term" means (a) with respect to a single Event which (i) is a windstorm, the one (1) year period commencing upon the occurrence of a Qualifying Catastrophic Event and ending at 12:00 a.m. midnight Bermuda Time on the first anniversary of such occurrence (as the same may be extended under Section 2.4) during which Trenwick has the right to exercise the Securities Issuance Option, or (ii) is other than a windstorm, the eighteen (18) month period commencing upon the occurrence of a Qualifying Catastrophic Event and ending at 12:00 a.m. midnight Bermuda Time on the date which is eighteen (18) months following such occurrence (as the same may be extended under Section 2.4) during which Trenwick has the right to exercise the Securities Issuance Option, or (b) with respect to a series of Events, the period commencing upon the occurrence of a Qualifying Catastrophic Event and ending one (1) year following the end of the Exposure Period during which such series of Events occurs, which one (1) year period ends at 12:00 a.m. midnight Bermuda Time on the January 1 next following the end of such Exposure Period (as the same may be extended under Section 2.4), during which Trenwick has the right to exercise the Securities Issuance Option.


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

      "Exposure Period" means the one (1) year beginning at 12:00 a.m. midnight Bermuda Time on January 1, 2001 and ending at 12:00 a.m. midnight Bermuda Time on January 1, 2002.

      "First Amended Agreement" has the meaning ascribed to such term in the Recitals of this Agreement.

      "GAAP" means U.S. generally accepted accounting principles, consistently applied.

      "GAAP Net Worth" means the amount equal to a company's shareholders' equity plus minority interest, if any, as determined in accordance with GAAP.

      "Non-assessable" means, with respect to shares of Trenwick, that no further sums are required to be paid by the registered holders thereof in connection with the issue of such shares.

      "Notice of Exercise" means the written notice of Trenwick's intent to exercise the Securities Issuance Option as described in Section 2.3.

      "Notice of Objection" means Option Writer's written notice of objection to a Notice of Exercise, as described in Section 2.3.

      "Option Fee" means the amounts paid by Trenwick to Option Writer as consideration for the Securities Issuance Option, as set forth in Section 2.1.

      "Option Writer" means the organization named in the preamble of this Agreement, which shall be (a) entitled to the financial benefits and privileges, and subject to the financial burdens and obligations, of Option Writer under this Agreement, (b) obligated to fully comply with all representations, warranties, conditions, covenants and agreements applicable to Option Writer under this Agreement, and (c) referred to in this Agreement as an "Option Writer".

      "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

      "Preferred Share Purchase Price" means the higher of US$72.73 or par value per Preferred Share payable by Option Writer to Trenwick as set forth in Section 2.3.

      "Preferred Shares" means the Series B Cumulative Convertible Perpetual Preferred Shares of Trenwick, current par value US$0.10 per share.


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

      "Prior Agreement" means the Catastrophe Equity Securities Issuance Option Agreement dated July 1, 1999 by and among the Company, European Re and Allianz.

      "Proprietary Model" means the probability and risk analysis model developed by the Company Subsidiaries in the form utilized by the Company Subsidiaries at the Effective Date, subject to material modifications as agreed by Trenwick and Option Writer.

      "Qualifying Catastrophic Event" means (a) with respect to any single Event, an Event occurring during the Exposure Period pursuant to which the Company Subsidiaries incur an Ultimate Loss in excess of US$140,000,000 (the "Single Event Attachment Point"), or (b) with respect to any series of Events during the Exposure Period, a series of Events that, when considered in the aggregate, cause the Company Subsidiaries to incur an Ultimate Loss in excess of US$220,000,000 (the "Multiple Event Attachment Point"). Any Qualifying Catastrophic Event that commences during the Exposure Period, whether or not it terminates within the Exposure Period, shall be deemed to have occurred within the Exposure Period. A single Event that has occurred during the Exposure Period but which has not developed into a Qualifying Catastrophic Event prior to the first anniversary of the Event (or eighteen (18) months following the date of the Event if the Event is other than a windstorm) shall not constitute a Qualifying Catastrophic Event for purposes of this Agreement. A single Event that has occurred during the Exposure Period and which develops into a Qualifying Catastrophic Event prior to the first anniversary of the Event (or eighteen (18) months following the date of the Event if the Event is other than a windstorm), but after expiration of the Exposure Period (as the same may be extended), shall constitute a Qualifying Catastrophic Event for purposes of this Agreement. With respect to a single Event which develops into a Qualifying Catastrophic Event, such Qualifying Catastrophic Event shall be deemed to have occurred as of the date such single Event occurred. A series of Events that has occurred during the Exposure Period but which has not developed into a Qualifying Catastrophic Event prior to the end of one (1) year following the end of such Exposure Period shall not constitute a Qualifying Catastrophic Event for purposes of this Agreement. A series of Events that has occurred during the Exposure Period and which develops into a Qualifying Catastrophic Event prior to the end of one (1) year following the end of such Exposure Period, but after expiration of the Exposure Period, shall constitute a Qualifying Catastrophic Event for purposes of this Agreement. With respect to a series of Events which develops into a Qualifying Catastrophic Event, such Qualifying Catastrophic Event shall be deemed to have occurred during the Exposure Period in which such series of Events occurred.

      "Registration Rights Agreement" means the Registration Rights Agreement described in Section 6.2.

      "Rule 144A" means Rule 144A of the General Regulations of the Securities Act.


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

      "S&P Rating" means a claims payment ability rating or credit rating, as applicable, as published from time to time, by the Standard & Poor's Division of The McGraw-Hill Companies.

      "SEC" means the U.S. Securities and Exchange Commission.

      "SEC Filings" means all documents and reports filed by Trenwick or the Company, as a case may be, with the SEC from January of 1997 through the date of this Agreement.

      "Securities Act" means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

      "Securities Issuance Option" means Trenwick's option to obligate Option Writer to purchase up to 550,000 Preferred Shares, subject to the terms and conditions set forth in this Agreement.

      "Subject Business" means all business underwritten by the Company Subsidiaries classified as property (including workers compensation losses arising from a property peril) and marine.

      "Subsidiary" means, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

      "Transaction Agreements" means this Agreement, its schedules and exhibits, the Registration Rights Agreement and the Certificate of Designation. "Trenwick" means Trenwick Group Ltd., a Bermuda company.

      "Trenwick Common Stock" means the common shares of Trenwick, par value US$.10 per share.

      "Trenwick Financial Statements" means the consolidated financial statements of Trenwick specified in Section 3.7.

      "Trenwick Subsidiaries" means all Subsidiaries of Trenwick.

      "Ultimate Loss" means the actual direct losses (including all paid losses, all reserves for unpaid losses (including without limitation outstanding loss reserves and incurred but not reported loss reserves), and loss adjustment expense paid by the


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

Company Subsidiaries) incurred by the Company Subsidiaries on the Subject Business prior to accounting for any retrocessional reinsurance.

      "U.S." or "US" means the United States of America.

      "US$" means United States Dollars. To the extent any losses, liabilities or other amounts described or referred to in this Agreement are stated or denominated in currencies other than United States Dollars, such losses, liabilities or amounts shall be stated, for purposes of this Agreement, in their respective United States Dollar equivalents as shown in the Trenwick Financial Statements.

      2. Securities Issuance Option.

            2.1. Option Fee. To acquire the right to exercise the Securities Issuance Option during the Exercise Term with respect to a Qualifying Catastrophic Event, Trenwick shall pay to Option Writer a fee (the "Option Fee") as set forth on the attached Schedule 2.1. The Option Fee payment shall be delivered upon the later of the Effective Date or the date of execution of this Agreement. In consideration of the payment of the Option Fee as may be required under this Agreement, Option Writer hereby grants to Trenwick the right to exercise the Securities Issuance Option on the terms set forth in this Agreement.

            2.2. Exercise Rights. Trenwick shall have the right to exercise the Securities Issuance Option one or more times with respect to any one Qualifying Catastrophic Event, subject to the following limitations:

                  a. The Securities Issuance Option must be exercised with respect to Preferred Shares having a minimum aggregate Preferred Share Purchase Price of US$10,000,000 or an integral multiple of US$1,000,000 above such amount.

                  b. In no case shall the Preferred Shares issued pursuant to all exercises of the Securities Issuance Option have an aggregate Preferred Share Purchase Price of greater than US$40,000,000.

                  c. In no case shall the Securities Issuance Option be exercised more than one time in any calendar quarter.

            2.3. Method of Exercise. In the event that Trenwick desires to exercise the Securities Issuance Option with respect to a Qualifying Catastrophic Event, Trenwick shall provide written notice to Option Writer during the Exercise Term of its intent to exercise the Securities Issuance Option (a "Notice of Exercise"). The Notice of Exercise shall specify (a) the aggregate Preferred Share Purchase Price for the Preferred Shares to be issued pursuant to the exercise of the Securities Issuance Option and the proposed Exercise Date, and (b) with respect to the applicable Qualifying Catastrophic Event, the


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

amount of the Ultimate Loss relating to such Qualifying Catastrophic Event, including the amount of (i) paid losses, (ii) losses reported but not yet then paid, and (iii) losses incurred but not yet then reported, including assumptions underlying the calculation of item (iii). Following delivery of a Notice of Exercise in accordance with Section 10.2, Option Writer shall have until the end of the seven (7) calendar day period (or the thirty (30) calendar day period if the delivery of a Notice of Exercise does not occur until after March 31, 2002) following delivery of the Notice of Exercise to investigate whether the conditions to exercise of the Securities Issuance Option set forth in Section
5.2 have been satisfied and shall, by the end of such seven (7) (or thirty (30), as applicable) calendar day period, if Option Writer determines that such conditions have not been satisfied, issue a Notice of Objection (as defined below); provided, however, that if the Exercise Date is extended for more than an additional thirty (30) days (beyond the initial seven (7) (or thirty (30), as applicable) day notice period) as described in the definition of Exercise Date in Article 1 above, Option Writer shall have a period of ten (10) business days to update its investigation, which ten (10) business day period shall commence on the date which is the later of (a) the date that Trenwick certifies to Option Writer that all conditions to exercise of the Securities Issuance Option set forth in Section 5.2 have been satisfied, or (b) the thirtieth (30th) day preceding the actual Exercise Date. In connection with such investigation, Trenwick shall provide or procure for Option Writer, or its designated agent, reasonable access to loss records of the applicable Company Subsidiaries relating to the Qualifying Catastrophic Event in question (including, without limitation, policy files, claim files, and loss and loss reserve files or information), during normal business hours of the applicable Company Subsidiaries, in order to allow Option Writer to undertake such investigation. In the event that Option Writer determines that the conditions for exercise of the Securities Issuance Option have not been met, Option Writer shall deliver a written notice of objection to exercise of the Securities Issuance Option (the "Notice of Objection") to Trenwick within such seven (7) (or thirty (30), as applicable) day period or the ten (10) business day update period described above, as applicable. Such Notice of Objection shall specify in reasonable detail the reason(s) for Option Writer's objection to the exercise of the Securities Issuance Option. If, within twenty (20) days following delivery of the Notice of Objection to Trenwick, Trenwick and Option Writer cannot reach an agreement regarding the exercise of the Securities Issuance Option, their dispute shall be submitted to dispute resolution in accordance with Article 8 below. With respect to Option Writer, in the event that Option Writer has not issued a Notice of Objection in accordance with this Section 2.3, Option Writer shall deliver, on the Exercise Date (or the next following Business Day if the Exercise Date is not a Business Day), by wire transfer of immediately available funds, in U.S. dollars, the aggregate Preferred Share Purchase Price specified in the Notice of Exercise, against the delivery by Trenwick of the corresponding number of Preferred Shares.

            2.4. Extension of Exercise Term. Notwithstanding anything in this Agreement to the contrary, in the event that Trenwick files, prior to the end of any Exercise Term, preliminary proxy materials with the SEC relating to a submission to


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

registered holders of Trenwick Common Stock for approval of the issuance of the Preferred Shares (or the issuance of shares of Trenwick Common Stock upon conversion of the Preferred Shares), as required by any exchange listing or other regulatory requirements, the Exercise Term shall be extended by a period of ninety (90) days plus, if any such materials are not reviewed by the staff at the SEC within thirty (30) days, an additional number of days (not to exceed fifteen (15) days in any event) equal to the number of days in excess of thirty
(30) between the filing of such preliminary materials with the SEC and the initial receipt by Trenwick of written comments from the SEC staff.

      3. Representations and Warranties of Trenwick. Trenwick represents and warrants to Option Writer as of the Effective Date as follows (it being understood that, subject to the terms of Section 10.11, the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5(a), 3.6, 3.8, 3.9, 3.10
and 3.11 shall be deemed to be repeated by Trenwick on each Exercise Date and shall survive the Exercise Date and remain in full force and effect until the termination of this Agreement):

            3.1. Existence and Qualifications. Trenwick is a company duly organized, validly existing and in compliance with filing requirements and payment of government fees required under the laws of Bermuda and the Company and each of the Company Subsidiaries is a company duly organized, validly existing and in compliance with filing requirements and payments of government fees required under its representative place of domicile. Subject to obtaining Bermuda governmental approvals for issuance of the Preferred Shares, Trenwick has the full corporate power and authority to execute and deliver the Transaction Agreements, and to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Agreements, including, without limitation, the delivery of the Preferred Shares pursuant to the exercise of the Securities Issuance Option as described in this Agreement.

            3.2. No Violation or Conflict. The execution and delivery by Trenwick of the Transaction Agreements, and the performance of Trenwick under the Transaction Agreements, do not violate or conflict with any applicable law, rule or regulation, any provision of Trenwick's memorandum of association or Bye-Laws or any order or judgment of any court or other government agency applicable to Trenwick or any of its assets or any of the Trenwick Subsidiaries, or any contractual restriction binding upon or affecting Trenwick or any of the Trenwick Subsidiaries or their respective assets, except in the case of violations or conflicts with rules or regulations which, individually, or in the aggregate, do not have a material adverse effect on Trenwick's ability to perform its obligations under this Agreement.

            3.3. Consents. All Bermuda governmental and other consents that are required to have been obtained by Trenwick with respect to the execution and delivery of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with or, will have been obtained or complied with


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

(as the case may be) as of the applicable Exercise Date or prior to any conversion of Preferred Shares into Trenwick Common Stock, provided always that any information requested from Option Writer necessary in connection with such consent or obtaining the same shall have been supplied in a timely manner (as the circumstances may warrant).

            3.4. Licenses and Permits. The Company Subsidiaries have all requisite material licenses, permits and authority (collectively, "Licenses") that are necessary for the conduct of their respective insurance businesses, such Licenses are in full force and effect, and no proceeding is pending or, to Trenwick's knowledge, threatened to suspend, revoke or limit any License which is material to the operations of any such Company Subsidiaries.

            3.5. Absence of Litigation.

                  a. There is not pending or to its knowledge threatened, against Trenwick or the Trenwick Subsidiaries, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability against Trenwick of any Transaction Agreement.

                  b. There is not pending or to its knowledge threatened, against Trenwick or the Trenwick Subsidiaries, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that, if adversely determined, could reasonably be expected to materially and adversely affect the financial condition of the Trenwick, the Company or any Company Subsidiary.

            3.6. Options or Other Rights. Except for this Agreement and as set forth in the attached Schedule 3.6, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Trenwick any Preferred Shares.

            3.7. [Intentionally omitted.]

            3.8. Binding Obligations. The execution of the Transaction Agreements has been duly authorized by all necessary corporate action of Trenwick, and such Transaction Agreements (a) have been duly executed and delivered by Trenwick, (b) constitute legal, valid and binding obligations of Trenwick, and (c) are enforceable against Trenwick in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

            3.9. Preferred Shares. Trenwick has, or will have as of the applicable Exercise Date, authority to issue Preferred Shares with an aggregate Preferred Share Purchase Price of US$40,000,000, and such Preferred Shares, when issued pursuant to


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

the exercise of the Securities Issuance Option, shall, upon delivery of payment therefor, be validly issued, fully paid and Non-assessable. Upon issuance pursuant to this Agreement, the Preferred Shares shall be free and clear of any lien, encumbrance or other restriction (except as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Trenwick shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Preferred Shares), and upon delivery of and payment for the Preferred Shares as provided in this Agreement, Option Writer will acquire good title to the Preferred Shares purchased under this Agreement, free and clear of any lien, encumbrance or other restriction (except as may be created by Option Writer, as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Trenwick shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Preferred Shares to persons not designated as being resident in Bermuda for foreign exchange control purposes). Trenwick has reserved for issuance an aggregate of 550,000 Preferred Shares for issuance on one or more Exercise Dates pursuant to Section 2 of this Agreement.

            3.10. Trenwick Common Stock. The shares of Trenwick Common Stock into which the Preferred Shares may be converted, as set forth in the Certificate of Designation, shall, upon conversion, be validly issued, fully paid and Non-assessable. Such shares of Trenwick Common Stock shall be free and clear of any lien, encumbrance or other restriction (except as may be created by Option Writer, as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Trenwick shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Trenwick Common Stock), and upon conversion as provided in the Certificate of Designation, Option Writer will acquire good title to the number of shares of Trenwick Common Stock into which such Preferred Shares are converted, free and clear of any lien, encumbrance or other restriction (except as may be created by Option Writer, as otherwise set forth in the Transaction Agreements and in any consent issued by the Bermuda Monetary Authority, provided always that Trenwick shall use reasonable efforts to have removed any restriction contained in such consent affecting the transferability of the Trenwick Common Stock to persons not designated as being resident in Bermuda for foreign exchange control purposes). Such shares of Trenwick Common Stock shall be subject to the Registration Rights Agreement described in Section 6.2. Trenwick has reserved for issuance the maximum number of shares of Trenwick Common Stock as may be required upon the conversion of the Preferred Stock to be issued and sold pursuant to Section 2 of this Agreement.

            3.11. No Insolvency or Bankruptcy. Neither Trenwick nor any Trenwick Subsidiary (a) is the subject of


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

any voluntary or involuntary petition under any bankruptcy, insolvency or similar law affecting creditors generally, (b) is the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

            3.12. Acquired Businesses. All documents and instruments in connection with the Business Combination have been executed and delivered by the parties thereto, and if required, filed with the government offices having jurisdiction over the Business Combination. The Business Combination has been consummated and Trenwick, the Company or the Company Subsidiaries, as the case may be, have acquired or succeeded to the full legal right, power and authority to own and operate the assets and Licenses of the Company and the Company Subsidiaries. No default or event giving rise to a default under any agreement or instrument in connection with the Business Combination has occurred which would cause the Business Combination to be revoked, dissolved or otherwise set aside.

      Notwithstanding the foregoing, (a) a breach of the representations and warranties contained in Section 3.1, 3.2, 3.3, 3.4, 3.9 or 3.10 at any Exercise Date shall prevent exercise of the Securities Issuance Option unless and until such breach is cured in accordance with Section 10.11, and (b) a breach of the representations and warranties contained in Sections 3.5(a) or 3.6 at any Exercise Date shall not in any way prevent or delay exercise of the Securities Issuance Option. Notwithstanding the preceding sentence, each party shall have the right to recover damages that may be available at law or equity from any other party for any loss or injury that is caused by any inaccuracy or breach of any representation or warranty made by such other party.

      4. Representations and Warranties of Option Writer. Option Writer represents and warrants to Trenwick as follows (it being understood that, subject to the terms of Section 10.11, the representations contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 shall be deemed to be repeated by Option Writer on each Exercise Date and shall survive the Exercise Date and shall remain in full force and effect until the termination of this Agreement.):

            4.1. Existence and Qualifications of Option Writer. Option Writer is a corporation duly organized, validly existing and in compliance with filing requirements and payment of government fees required under the laws of Switzerland, and Option Writer has the full corporate power and authority to execute and deliver the Transaction Agreements, and to perform its obligations under, and consummate the transactions contemplated by, the Transaction Agreements, including, without limitation, the purchase of the Preferred Shares pursuant to the exercise of the Securities Issuance Option by Trenwick as described in this Agreement.

            4.2. No Violation or Conflict. The execution and delivery of the Transaction Agreements by Option Writer, and the performance of Option Writer under the Transaction Agreements, do not violate or conflict with any applicable law, any provision of Option Writer's organizational documents or any order or judgment of any court or other government agency applicable to Option Writer (or any of its assets or subsidiary or affiliated companies to the extent any such order or judgment would have a material adverse effect on the rights or privileges of Trenwick under this Agreement), or any contractual restriction binding upon or affecting Option Writer (or any of its subsidiary or affiliated companies or its assets to the extent any such restriction would have a material adverse effect on the rights or privileges of Trenwick under this Agreement).

            4.3. Consents. All governmental and other consents that are required to have been obtained by Option Writer with respect to the execution and delivery of this Agreement have been obtained by Option Writer and are in full force and effect and all conditions of any such consents have been complied with.

            4.4. Absence of Litigation. There is not pending or to its knowledge, threatened against any Option Writer or any of its Subsidiaries or Affiliates, any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that would reasonably be expected to materially and adversely affect the legality, validity and enforceability against Option Writer of any Transaction Agreement.

            4.5. Investment Representation. Option Writer understands that the issuance of Preferred Shares under this Agreement and the issuance of Trenwick Common Stock upon conversion of Preferred Shares have not been and will not (except as set forth in the Registration Rights Agreement) be registered under the Securities Act and such Preferred Shares and Trenwick Common Stock will be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Option Writer represents that (a) it is acquiring the Preferred Shares and such Trenwick Common Stock solely for its own account, for investment purposes only, and not with a view to distribution thereof, (b) it will not sell or otherwise dispose of the Preferred Shares or such Trenwick Common Stock except in compliance with the registration requirements or exemption provisions of applicable securities laws including the Securities Act, (c) it has not relied on Trenwick for any explanation of the application of the various U.S. state and federal securities laws with regard to the acquisition of the Preferred Shares and such Trenwick Common Stock, (d) it has access to complete information regarding the business and finances of Trenwick, and has received, read and understood the contents of the SEC Filings, (e) it has such knowledge and experience in business and financial matters that it has been able to fully understand and completely evaluate the risks and merits of holding the Preferred Shares and such Trenwick Common Stock as provided in this Agreement, and (f) it is able to bear the economic risk and limitation in liquidity of an investment in the Preferred Shares and such Trenwick Common Stock.

            4.6. Binding Obligations. The execution of the Transaction Agreements to which Option Writer is a party have been duly authorized by all necessary corporate action of Option Writer, and such Transaction Agreements (a) have been duly executed and delivered by Option Writer, (b) constitute legal, valid and binding obligations of Option Writer, and (c) are enforceable against Option Writer in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application).

      Notwithstanding the foregoing, each party shall have the right to recover damages that may be available at law from any other party for any loss or injury that is caused by any inaccuracy or breach of any representation or warranty made by such other party.

      5. Conditions.

            5.1. Conditions to Effectiveness of Agreement. The effectiveness of this Agreement shall be subject to the satisfaction by Trenwick, at or prior to, or waiver by Option Writer at or prior to, its execution and delivery, of the following conditions (it being understood that unless Option Writer makes an objection at or prior to such execution and delivery, this Agreement shall be deemed effective for all purposes upon such execution and delivery):

                  a. Registration Rights Agreement. Trenwick and Option Writer shall have entered into the Registration Rights Agreement as described in
Section 6.2.

                  b. Compliance with Laws and Consents. Trenwick shall have complied with all laws and regulations applicable to the authorization and issuance of the Preferred Shares and, subject to the following sentence, the conversion of Preferred Shares into Trenwick Common Stock, including the adoption or authorization by the Board of Directors of Trenwick of the Certificate of Designation. Trenwick and Option Writer shall have obtained all consents and approvals (whether shareholder, regulatory, contractual or otherwise) necessary for the authorization and issuance of the Preferred Shares, the conversion of the Preferred Shares into Trenwick Common Stock, and the authorization and issuance of such Trenwick Common Stock, including without limitation the approval of any applicable insurance regulatory body or agency, and the approval of any filing or application required under applicable securities laws (whether of Bermuda, the U.S., any state of the U.S., or any other applicable jurisdiction), provided, however, that if any insurance regulator shall for any reason decline to approve the conversion of the Preferred Shares and/or the issuance of Trenwick Common Stock pursuant to such conversion, but shall approve the authorization and issuance of the Preferred Shares, then such approval of the conversion of the Preferred Shares and/or the issuance of Trenwick Common Stock pursuant to such conversion, as applicable, shall not be a condition to exercise of the Securities Issuance Option, provided further, however, that Trenwick has reasonably cooperated with Option Writer to obtain such approvals. Notwithstanding the foregoing, if any consent, approval or other matter necessary for conversion of the Preferred Shares into Trenwick Common Stock is of such a nature that it cannot be obtained or achieved until at or about the time of such conversion, then such consent, approval or other matter shall not be a condition to exercise of the Securities Issuance Option.

                  c. No Insolvency or Bankruptcy. Neither Trenwick, the Company nor the Company Subsidiaries (a) is the subject of any voluntary or involuntary petition under bankruptcy, insolvency or similar law affecting creditors generally (provided, however, that Trenwick or LaSalle Re Limited, as applicable, shall not be in breach of this condition with respect to an involuntary petition unless such involuntary petition is not dismissed within sixty (60) days following Trenwick's or LaSalle Re Limited's receipt of notice of filing such petition), (b) is the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

                  d. Payment of Fees. All Option Fee payments, and any other fees which Trenwick is obligated to pay for the benefit of any Option Writer pursuant to the Transaction Agreements, then due shall have been paid in full.

            5.2. Conditions to Exercise of Securities Issuance Option. The right of Trenwick to exercise the Securities Issuance Option (or any increment of the Securities Issuance Option) shall be subject to the satisfaction by Trenwick at, or waiver by Option Writer at or prior to, the Exercise Date, of the following conditions:

                  a. Occurrence of Event. A Qualifying Catastrophic Event shall have occurred with respect to the Company Subsidiaries.

                  b. [Intentionally omitted.]

                  c. [Intentionally omitted.]

                  d. No Insolvency or Bankruptcy. Neither Trenwick, the Company nor the Company Subsidiaries shall (a) be the subject of any voluntary or involuntary petition under bankruptcy, insolvency or similar law affecting creditors generally(provided, however, that Trenwick or LaSalle Re Limited, as applicable, shall not be in breach of this condition with respect to an involuntary petition unless such involuntary petition is not dismissed within sixty (60) days following Trenwick's or LaSalle Re Limited's receipt of notice of filing such petition), (b) be the subject of any liquidation, transformation or rehabilitation proceeding, or (c) has had a receiver or similar person or entity appointed for any of its property.

                  e. Payment of Fees. All Option Fee payments, and any other fees which Trenwick is obligated to pay for the benefit of any Option Writer pursuant to the Transaction Agreements, then due shall have been paid in full.

                  f. Certification. With respect to any exercise of the Securities Issuance Option, Trenwick shall deliver to Option Writer, at or prior to the applicable Exercise Date, a certificate, in the form attached as Schedule 5.2(f), executed by a duly authorized officer of Trenwick and dated as of such Exercise Date, provided, however, that in accordance with Article 3, the failure to include, in such certificate, references to truth and accuracy of the representations and warranties in any or all of Sections 3.5 or 3.6 shall not in any way prevent or delay such exercise of the Securities Issuance Option.

                  g. Legal Opinion. With respect to the first exercise of the Securities Issuance Option only, Option Writer shall have received, from special counsel for Trenwick an opinion of counsel, dated on or about the Exercise Date, which is substantially in the form attached as Schedule 5.2(g).

                  h. Amendment of Certain Documents. Trenwick shall not, without the prior approval of Option Writer, have amended the Bye-Laws in any manner which would materially and adversely affect the ability of Option Writer to purchase, transfer or convert Preferred Shares as described in this Agreement.

                  In addition to the foregoing conditions, the right of Trenwick to exercise the Securities Issuance Option (or any increment of the Securities Issuance Option) shall be subject to Trenwick and Option Writer having obtained all consents and approvals necessary for the authorization and issuance of the Preferred Shares, the conversion of the Preferred Shares into Trenwick Common Stock, and the authorization and issuance of such Trenwick Common Stock, of any applicable regulatory body or agency, including without limitation the approval of any applicable insurance regulatory body or agency (whether or Bermuda, the U.S., any state of the U.S., or any other applicable jurisdiction), but excluding any consents or approvals required in connection with the securities filings referenced in Section 6.6. Notwithstanding the foregoing, if (a) any applicable regulatory body shall for any reason decline to approve the conversion of the Preferred Shares and/or the issuance of Trenwick Common Stock pursuant to such conversion, but shall approve the authorization and issuance of the Preferred Shares, or (b) any consent, approval or other matter necessary for conversion of the Preferred Shares into Trenwick Common Stock is of such a nature that it cannot be obtained or achieved until at or about the time of such conversion, then such consent, approval or other matter shall not be a condition to exercise of the Securities Issuance Option.

      6. Covenants and Agreements.

            6.1. Preferred Shares. In the event of the issuance of Preferred Shares pursuant to an exercise of the Securities Issuance Option, such Preferred Shares shall be subject to, and governed by, the provisions of the Certificate of Designation and the Bye-Laws of Trenwick.

            6.2. Registration Rights. Concurrently with this Agreement, Trenwick and Option Writer shall enter into the Registration Rights Agreement, substantially in the form attached as Schedule 6.2.

            6.3. Preferred Share Resale Rights.

                  a. The Preferred Shares will be freely transferable subject to restrictions imposed by Bermuda, U.S. federal and state securities and insurance laws, including the Certificate of Designation.

      The certificates evidencing the Preferred Shares shall bear legends on the front and back which evidences restrictions upon transferability of the Preferred Shares. The legend on the front of each certificate shall read as follows:

      THIS CERTIFICATE IS RESTRICTED FROM TRANSFER AS INDICATED ON THE REVERSE SIDE.

The legend on the reverse side of each certificate shall read as follows:

      ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO ALL OF THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY AS THEY MAY BE AMENDED FROM TIME TO TIME, AND THE SECOND AMENDED AND RESTATED CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT DATED AS OF SEPTEMBER 6, 2002 BETWEEN THE COMPANY, AND EUROPEAN REINSURANCE COMPANY OF ZURICH; WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF SHARES AT THE REGISTERED OFFICE OF THE COMPANY. IN ADDITION TO THE FOREGOING RESTRICTIONS, THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY UNITED STATES SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS

      REQUIRED AND (II) EXCEPT IN THE CASE OF PUBLICLY TRADED SHARES, THE TRANSFEREE IS OTHERWISE APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES.

The legends shall be removed from any Preferred Share Certificates as to which, in an opinion of counsel reasonably satisfactory to Trenwick (which opinion shall be paid for solely by the registered holder of such Preferred Shares), such registration described in the legends is not necessary or required, and that the transfer will not otherwise violate this Agreement, the Securities Act, the Exchange Act, or applicable securities laws, and does not require the approval of any Bermuda regulatory authorities; and any stop transfer instructions previously given to Trenwick's transfer agent shall be revoked as to such Preferred Shares upon the delivery of the opinion of counsel described above.

                  b. The shares of Trenwick Common Stock into which the Preferred Shares may be convertible may be subject to registration as contemplated by the Registration Rights Agreement.

      Prior to the registration of any shares of Trenwick Common Stock into which the Preferred Shares are converted, pursuant to the Registration Rights Agreement or otherwise, the certificates representing such shares of Trenwick Common Stock shall bear legends on both the front and back which evidence restrictions upon transferability of such shares of Trenwick Common Stock. The legend on the front of each certificate shall read as follows:

      THIS CERTIFICATE IS RESTRICTED FROM TRANSFER AS INDICATED ON THE REVERSE SIDE.

The legend on the reverse side of each certificate shall read as follows:

      ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO ALL OF THE PROVISIONS OF THE BYE-LAWS OF THE COMPANY AS THEY MAY BE AMENDED FROM TIME TO TIME, WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF SHARES AT THE REGISTERED OFFICE OF THE COMPANY. IN ADDITION TO THE FOREGOING RESTRICTIONS, THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY UNITED STATES SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SHARES OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS

      REQUIRED AND (II) EXCEPT IN THE CASE OF PUBLICLY TRADED SHARES, THE TRANSFEREE IS OTHERWISE APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES.

The legends shall be removed from any certificate representing either (a) shares of Trenwick Common Stock sold under an effective registration statement under the Securities Act in a sale approved by applicable Bermuda regulatory authorities, or (b) shares of Trenwick Common Stock as to which, in an opinion of counsel reasonably satisfactory to Trenwick (which opinion shall be paid for solely by the registered holder of such shares of Trenwick Common Stock), such registration is not necessary or required, and that the transfer will not otherwise violate the Securities Act, the Exchange Act, or applicable securities laws, and does not require the approval of any Bermuda regulatory authorities; and stop transfer instructions previously given to Trenwick's transfer agent shall be revoked as to such shares of Trenwick Common Stock upon the occurrence of (a) or (b) above.

            6.4. Preferred Share Liquidation Preference. During the period that the Securities Issuance Option remains exercisable under this Agreement, and during any period when Preferred Shares remain issued and outstanding following issuance under this Agreement, Trenwick shall not issue any (a) debt securities convertible into equity securities of Trenwick which rank senior to the Preferred Shares with respect to dividend or distribution rights or right to distribution on liquidation or (b) any preferred shares or other class of shares of Trenwick which ranks senior to the Preferred Shares with respect to dividend or distribution rights or rights to distributions on liquidation without the prior written approval, which approval shall not be unreasonably withheld, of
(a) Option Writer if no Preferred Shares are issued or outstanding, or (b) if Preferred Shares are then issued and outstanding, the registered holders of more than fifty percent (50%) of such Preferred Shares.

            6.5. Restrictions on Trenwick. During the period when any Preferred Shares remain issued and outstanding, without the prior written consent of the registered holders of more than fifty percent (50%) of such Preferred Shares, which consent shall not be unreasonably withheld, Trenwick shall not (i) except in the ordinary course of business, make any loan or advance to, or investment in, any Person, or (ii) enter into related party transactions (except any transactions between or among Trenwick and its wholly-owned consolidated Subsidiaries entered into in the ordinary course of business) at other than arm's length.

            6.6. Option Writer's Securities Filings. Notwithstanding anything in the Agreement to the contrary, Option Writer shall be responsible for making any regulatory filing required of it under Section 13(d) or Section 16 of the Exchange Act, but the making of any such filings shall not be a condition to the exercise of the Securities Issuance Option.

            6.7. Regulatory Filings. Trenwick, Option Writer and their respective Affiliates shall cooperate with each other and (a) promptly prepare and file all necessary documentation, (b) effect all necessary applications, notices, petitions, filings and other documents and (c) use their respective reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations of all regulatory bodies or agencies necessary or advisable to consummate the transactions contemplated by this Agreement, including without limitation, the authorization and issuance of the Preferred Shares, the conversion of the Preferred Shares into Trenwick Common Stock, and the authorization and issuance of such Trenwick Common Stock. Each of Trenwick and Option Writer shall have the right to review and approve in advance all characterizations of the information relating to each such party which appear in any filing or submission made by the other party in connection with the transactions contemplated by this Agreement. Trenwick, Option Writer and their respective Affiliates shall consult with each other prior to proposing or entering into any stipulation or agreement with any regulatory body or agency in connection with any permit, consent, approval or authorizations of any regulatory body or agency to be obtained in connection with the transactions contemplated by this Agreement and Trenwick, Option Writer and their respective Affiliates shall not propose or enter into any such stipulation or agreement without the other party's prior written consent, which consent shall not be unreasonably withheld.

            6.8. Change of Control. In the event of a Change of Control:

                  a. If all or any portion of the Securities Issuance Option remains unexercised, this Agreement shall automatically be terminated in accordance with Section 7.2 unless such Change of Control shall have received the prior approval of Option Writer. In the event such Change of Control is so approved, this Agreement shall remain in full force and effect and shall be fully binding upon Option Writer.

                  b. If any Preferred Shares are then issued and outstanding, unless such Change of Control is approved by the registered holders of such Preferred Shares as set forth in the Certificate of Designation, or unless such Change of Control involves a sale of all or substantially all Trenwick's assets (in which case holders of the Preferred Shares shall have no voting or approval rights as stated in the Certificate of Designation), the respective rights, privileges and obligations of Trenwick and such registered holders shall, subject to the provisions of Section 42 of the Bermuda Companies Act of 1981 being satisfied (if applicable), be as set forth in the Certificate of Designation.

      Notwithstanding the foregoing, the termination of this Agreement shall not affect any rights or obligations arising out of or relating to events occurring or circumstances existing prior to such termination.

            6.9. Information Supplied by Trenwick. Trenwick shall provide Option Writer with such information as Option Writer may reasonably request in order to determine whether Trenwick has satisfied the conditions to exercise set forth in
Section 5.2 of this Agreement.

            6.10. [Intentionally omitted.]

            6.11. Option Writer Credit Support. Option Writer shall, promptly upon request by Trenwick, in the event that the S&P Rating of Option Writer falls below AA- or the A.M. Best Rating of Option Writer falls below A- during any period in which Trenwick has the ability to exercise the Securities Issuance Option, (a) purchase at Option Writer's sole expense an irrevocable standby letter of credit, from a financial institution reasonably acceptable to Trenwick, which letter of credit secures the performance of Option Writer under this Agreement and is issued by a bank which maintains an S&P Rating of AA-, or
(b) otherwise obtain credit support reasonably approved by and acceptable to Trenwick with respect to the obligations of Option Writer under this Agreement, which credit support may include a guaranty, in form and substance reasonably acceptable to Trenwick, from an affiliate of Option Writer which maintains, throughout the period such guaranty is effective, an S&P Rating of at least AA-or an A.M. Best Rating of at least A-. Such letter of credit shall remain in effect until the earlier of (a) five (5) days following the end of the period during which Trenwick has the ability to exercise the Securities Issuance Option, or (b) the date that the rating(s) whose fall triggered the credit support obligation in the first sentence of this Section 6.11 returns to the requisite minimum level so that the S&P Rating of Option Writer shall again be at least AA-, and/or the A.M. Best Rating of Option Writer shall again be at least A-. Such letter of credit shall initially be in a principal amount equal to Option Writer's percentage interest in the aggregate Preferred Share Purchase Price of the Preferred Shares covered by any then unexercised portion of the Securities Issuance Option, if any, and shall subsequently be adjusted from time to time based on the aggregate Preferred Share Purchase Price of the Preferred Shares subject to exercise under the Securities Issuance Option.

            6.12. Indebtedness. Trenwick shall comply with the covenants regarding indebtedness set forth on the attached Schedule 6.12.

            6.13. [Intentionally omitted.]

            6.14. Notices. Trenwick shall promptly give notice to Option Writer of (a) any material breach of the representations and warranties contained in
Article 3 above of which the Chairman, President, Chief Financial Officer or the Chief Underwriting Officer of Trenwick become aware, and (b) any action, suit or proceeding before any court, tribunal, governmental body, agency or official or any arbitrator or mediator that is not covered by insurance or in which injunctive or similar relief is sought which, if adversely determined, could reasonably be expected to materially and adversely affect the financial condition of Trenwick and its Subsidiaries taken as a whole.

            6.15. Access to Books and Records. At all times prior to the termination of this Agreement, upon execution of a confidentiality agreement reasonably satisfactory to Trenwick and Option Writer, Trenwick or the Company will give Option Writer, and Option Writer's accountants, counsel, consultants, employees and agents, full access during normal business hours and upon reasonable notice, to all documents, records, work papers and information (but expressly excluding any material related to underwriting procedures, standards or information) relating to the financial position of Trenwick or any of its Subsidiaries as Option Writer shall from time to time reasonably request. In addition, Trenwick will permit Option Writer, and Option Writer's accountants, counsel, consultants, employees and agents, reasonable access to such personnel of Trenwick and of its Subsidiaries and their accountants, during normal business hours and upon reasonable notice, as may be necessary or useful to Option Writer in its review of the above-mentioned documents, records and information.

            6.16. Further Assurances. Trenwick and Option Writer each agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby.

            6.17. Escrow Account. In the event that, following delivery of a Notice of Exercise pursuant to Section 2.3, the applicable notice period set forth in Section 2.3 shall have elapsed and all of the conditions to exercise of the securities Issuance Option set forth in Section 5.2 have been satisfied other than receipt by Option Writer of the regulatory approvals required to be obtained by Option Writer by the last paragraph of Section 5.2, Option Writer shall deposit into an escrow account with a financial institution mutually satisfactory to Option Writer and Trenwick (the "Escrow Account") pursuant to the terms of an escrow agreement in a form mutually agreed upon by Option Writer and Trenwick the aggregate Preferred Share Purchase Price for the Preferred Shares to be issued pursuant to the exercise of the Securities Issuance Option. The proceeds of the Escrow Account shall be solely subject to, and shall be released to Trenwick upon, the satisfaction of the condition set forth in the last paragraph of Section 5.2, which shall be determined jointly by Trenwick and Option Writer in good faith. All interest and fees related to the Escrow Account shall be credited to and deducted from the Escrow Account. Alternatively, the Option Writer may provide Trenwick with a letter of credit from a financial institution reasonably satisfactory to Trenwick and Option Writer in an amount equal to the aggregate Preferred Share Purchase Price, or a portion thereof, with the remaining balance, if any, deposited into the escrow account in cash. All fees and expenses related to such letter of credit shall be borne solely by Option Writer.

      7. Termination. This Agreement and the transactions contemplated by this Agreement shall be terminated:

            7.1. By mutual written consent signed by Trenwick and Option Writer at any time prior to the end of the Exposure Period, in which case Option Writer shall refund to Trenwick a prorata portion of the annual Option Fee previously paid for the then current year;

            7.2. [Intentionally omitted.]

            7.3. Upon the latest of:

                  a. Expiration of the Exposure Period;

                  b. Expiration of the Exercise Term for the latest Qualifying Catastrophic Event (including an Event that develops into a Qualified Catastrophic Event outside the Exposure Period);

                  c. The Exercise Date for which a Notice of Exercise was properly delivered during the Exercise Term, as such date may be extended pursuant to the submission of any matter to alternative dispute resolution under
Article 8; or

                  d. The first day on which the Option Writer and its Affiliates, collectively, no longer own more than 55,000 Preferred Shares issued pursuant to this Agreement.

      8. Alternative Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination shall be referred to and finally resolved by arbitration under the UNCITRAL model law. There shall be a panel of three arbitrators. Trenwick shall appoint one arbitrator and the applicable Option Writer shall appoint one arbitrator and the two arbitrators thus appointed shall appoint the third. If a party fails to appoint the arbitrator within thirty (30) days of receipt of a request to do so from the other party, or if the two arbitrators fail to agree on the third arbitrator within thirty (30) days of their appointment, the appointment shall be made, upon request of a party, by the Supreme Court of Bermuda. The place of arbitration shall be Bermuda at the Bermuda International Commercial Arbitration Centre and the language of the arbitration shall be English. Judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction thereof. The costs and expenses of the arbitration shall be borne equally by the parties involved, and any interest and fees and expenses of counsel shall be borne as the arbitrators consider just under the circumstances, as directed in the award. In the event that a Notice of Objection specifies failure to satisfy the condition in Section 5.2(a) as a reason for such Notice of Objection, then any dispute over satisfaction of such Section 5.2(a) condition shall be subject to separate arbitration pursuant to this paragraph, provided, however, that all three arbitrators shall be independent Fellows of the Casualty Actuarial Society, and such arbitrators shall review applicable loss data solely for the purpose of determining whether the condition in Section 5.2(a) has been satisfied.

      9. Intermediary. Trenwick and Option Writer represent and acknowledge that Aon Re (Bermuda) Ltd. has acted as the sole intermediary for all purposes with respect to the negotiation of this Agreement, and that neither Trenwick nor Option Writer has engaged any other broker or finder in connection with the transactions contemplated by this Agreement. Trenwick and Option Writer agree that all fees or commissions payable to Aon Re (Bermuda) Ltd. in connection with this transaction shall be the sole responsibility of Trenwick.

      10. Miscellaneous.

            10.1. Amendments. The provisions of this Agreement may not be waived, altered, amended or repealed, in whole or in part, except by the written consent of all parties to this Agreement.

            10.2. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivered personally or by facsimile transmission, receipt confirmed, (b) twenty-four (24) hours after sending if sent by reputable overnight delivery service, or (c) seventy-two (72) hours after mailing if sent by certified, registered or express mail, postage prepaid, if properly addressed or directed to such party at the appropriate address or facsimile number set forth below, or such address or facsimile number as such party may designate by written notice to the other parties:

            (i) if to Trenwick to:

      Trenwick Group Ltd.
      LOM Building
      27 Reid Street
      Hamilton HM 11 Bermuda
      Attention: James F. Billett, Jr.
      Fax No.: (441) 292-4878
      with a copy to:

      Aon Re (Bermuda) Ltd.
      Dorchester House
      7 Church Street
      P.O.  Box HM 2020
      Hamilton HM HX Bermuda
      Attention: Paul Markey
      Fax No.: (441) 296-5130

      and a copy to:

      Aon Securities Corporation
      123 N. Wacker Drive
      Chicago, Illinois 60606
      Attention: Bryon Ehrhart
      Fax No.: (312) 701-2174

      if to Option Writer to:

      European Reinsurance Company of Zurich
      Mintflower Place
      8 Par-la-Ville Road, 8th Floor
      P.O. Box HM 1767
      Hamilton HM GX Bermuda
      Attention: David R. Whiting
      Fax No.: (441) 295-1575

      with a copy to:

      Debevoise & Plimpton
      919 Third Avenue
      New York, New York  10022
      Attention: Wolcott B. Dunham, Jr.
      Fax No.: (212) 909-6836

            10.3. Entire Agreement. This Agreement (including the Exhibits and the Schedules) contains the entire agreement between the parties, and supersedes all prior agreements, written or oral, with respect to the Securities Issuance Option, including, but not limited to, the Prior Agreement and the First Amended Agreement.

            10.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda (without regard to any choice of law or conflict of law rules that would cause the application of any laws or rules of any jurisdiction other than Bermuda).

            10.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and legal representatives, and any references to a specific party in this Agreement shall include such party's permitted successors or assigns. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party, it being understood and agreed that Option Writer (i) may assign or otherwise transfer such rights and obligations, in whole or in part, to one or more of its Affiliates that become transferees of Preferred Shares (or shares of Trenwick Common Stock issued upon conversion of Preferred Shares) and (ii) may assign or otherwise transfer to any transferee of Preferred Shares the rights under Section 6.3 to the extent such Section 6.3 imposes an obligation upon Trenwick to remove legends from stock certificates representing Preferred Shares and shares of Trenwick Common Stock.

            10.6. Severability. Each term, covenant, condition or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be deemed by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

            10.7. Necessary Acts. Each party to this Agreement shall perform any further acts and execute and deliver any additional agreements, assignments, documents or instruments that may be reasonably necessary or desirable to carry out the provisions or effectuate the purposes of this Agreement.

            10.8. Legal Expenses. Subject to the provisions of Article 8, if any legal action or any arbitration or other proceeding is brought to enforce the provisions of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties, whether such party or parties have instituted the action, shall be entitled to recover all attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it or they may be entitled.

            10.9. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            10.10. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            10.11. Right to Cure. In the event of a breach (a) by Trenwick of any of the representations and warranties set forth in Article 3, (b) by any Option Writer of any of the representations and warranties set forth in Article 4, or (c) by either Trenwick or any Option Writer of its respective covenants and agreements under Article 6, the entity committing such breach shall have sixty (60) days following its receipt of notice of such breach in which to cure such breach, unless such sooner cure is necessary in order to effect the terms of this Agreement. Except as specifically set forth in Article 3 above, the inability or failure of Trenwick or any Option Writer to cure such breach shall neither (i) give Trenwick or any Option Writer the right to terminate this Agreement nor (ii) excuse Trenwick or any Option Writer from the performance of their respective obligations hereunder. Notwithstanding the preceding sentence, Trenwick or any Option Writer shall have the right to recover any damages that may result from any breach of this Agreement.

            10.12. Specific Performance. Each of the parties to this Agreement acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the parties to this Agreement agrees that the other parties, in addition to any other remedies to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

            10.13. Termination of Prior Agreement with respect to Allianz. Pursuant to Section 7.1 of the Prior Agreement, the rights, duties, obligations and liabilities of Allianz under the Prior Agreement shall be terminated and memorialized by an agreement of termination in the form of the attached Schedule 10.13.

            IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first written above.

Trenwick Group Ltd.

       /s/ John V. Del Col                     /s/ Alan L. Hunte
       ---------------------------             ----------------------------
By:    John V. Del Col                  By:    Alan L. Hunte
Title: Secretary                        Title: Executive Vice President and
                                               Chief Financial Officer


European Reinsurance Company of
Zurich

       /s/ J. Scott Bradley                    /s/ David R. Whiting
       ---------------------------             ----------------------------
By:    J. Scott Bradley                 By:    David R. Whiting
Title: Member of Senior Management      Title: Member of Senior Management